LEE ENTERPRISES, INCORPORATED

                               PART I. EXHIBIT 11

                    Computation of Earnings Per Common Share
                    (In Thousands Except Per Share Amounts)

                                                    Three Months      Nine Months
                                                   Ended June 30,    Ended June 30,
                                                  ----------------  ----------------
                                                   1997     1996      1997    1996
------------------------------------------------------------------------------------

Income applicable to common shares:
   Income from continuing operations ...........  $17,759  $15,381  $48,107  $39,157
   Income from discontinued operations .........      485    1,664    1,485    4,633
                                                  ---------------------------------
              Net income .......................  $18,244  $17,045  $49,592  $43,790
                                                  ==================================

Shares:
   Weighted average common shares
      outstanding ..............................   46,401   46,974   46,646   47,126
   Dilutive effect of certain stock
      operations ...............................      830      964      842      895
                                                  ----------------------------------
              Average common shares outstanding,
              as adjusted ......................   47,231   47,938   47,488   48,021
                                                  ==================================

Earnings per share of common stock:
   Income from continuing operations ...........  $   0.38 $  0.32  $  1.01  $  0.81
   Income from discontinued operations .........      0.01    0.04     0.03     0.10
                                                  ----------------------------------
              Net income .......................  $   0.39 $  0.36  $  1.04  $  0.91
                                                  ==================================